EX-10.69.03

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of February 16, 2009, by and between EMERITUS CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 17, 2008, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.  Section 1.1 (a) is hereby amended by deleting "February 15, 2009" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "June 30, 2009," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of February 16, 2009 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.           Section 4.3 (b) is hereby deleted in its entirety, and the following substituted therefor:

“(b)           not later than 60 days after and as of the end of each fiscal quarter, a 10Q report filed with the Securities and Exchange Commission;”

3.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

4.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
EMERITUS CORPORATION                                                                     NATIONAL ASSOCIATION

By: _/s/ Jim L. Hanson ________                                                                           By: /s/ Gloria Nemechek _____
   Jim L. Hanson, Sr. Vice President of                                                                                         Gloria Nemechek, Vice President
   Financial Services, Controller